SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 22, 1999


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

  Item 5.  Other Events.

          (a) The registrant issued the following press release on December 22, 1999:



         MARKEL CORPORATION AND ACCEPTANCE INSURANCE COMPANIES INC.
                      ANNOUNCE TRANSFER OF BOOK OF BUSINESS


         RICHMOND, Virginia and OMAHA, Nebraska, December 22, 1999 -- Markel Corporation (NYSE: MKL) and Acceptance Insurance Companies Inc. (NYSE: AIF), today announced that they have reached an agreement in principle for Markel to acquire the renewal rights to the book of business produced and serviced by the Scottsdale, Arizona office of Acceptance. Markel will take over the Scottsdale location and staff and will assume financial responsibility for certain expenses of Acceptance's Scottsdale office. Markel will provide policyholder services to the current customers of Acceptance's Scottsdale office and will quote renewal coverage in Markel owned insurers as soon as reasonably possible.

         Paul W. Springman, President of Markel North America, stated, "We are delighted with this transaction. We inherit outstanding leadership in Tom Stamm, along with experienced staff and an outstanding group of agents. We expect this operation to add measurably to our North American presence. We look forward to working with Tom and his staff to fully integrate them into the Markel family of companies."

         Michael McCarthy, Chairman of Acceptance, stated, "We are also pleased to announce this transaction. It gives our property and casualty customers and our staff an opportunity to continue to be associated with a strong specialty carrier. It will also allow us to continue our previously announced intent to reduce our commitment to property and casualty insurance and increase our focus on our successful crop insurance business."

         Markel Corporation markets and underwrites specialty insurance products and programs to a variety of niche markets. In each of these markets, the Company seeks to provide quality products and excellent customer service so that it can be a market leader. The financial goals of the Company are to earn consistent underwriting profits and superior investment returns to build shareholder value.

         Acceptance Insurance is a specialized insurance company providing crop, property and casualty insurance products throughout the United States. American Agrisurance, the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

         For Additional information, contact:

         Paul W. Springman               John E. Martin
         President                       President and Chief Executive Officer
         Markel North America            Acceptance Insurance Companies Inc.
         847-866-2800                    800-228-7217

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    December 22, 1999